Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43223 and 333-45568) of Zapata Corporation of our report dated March 30, 2001 relating to the consolidated financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 30, 2001, relating to the consolidated financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Rochester, New York
March 30, 2001